Exhibit 99.1

CONFIDENTIAL FINAL RELEASE
INVESTORS	MEDIA
For Rite Aid:	For Rite Aid:
Kevin Twomey, (717) 731-6540	Karen Rugen, (717) 730-7766
or investor@riteaid.com	For The Jean Coutu Group (PJC) Inc.:
For The Jean Coutu Group (PJC) Inc.:	Helen Bisson, (450) 646-9611 ext. 1165
Michael Murray, (450) 646-9611 ext. 1068
or IR@jeancoutu.com

NOT FOR IMMEDIATE RELEASE

RITE AID WILL GROW TO APPROXIMATELY 5,000 DRUGSTORES

AS THE JEAN COUTU GROUP AGREES TO MERGE

ALL BROOKS AND ECKERD STORES INTO RITE AID

IN A TRANSACTION VALUED AT $3.4 BILLION

•                                          The Jean Coutu Group Will Receive $1.45 Billion in Cash and a 32.0% Common Equity Interest In Rite Aid, Making It the Leading Rite Aid Shareholder; Rite Aid Also Intends To Assume $850 Million of Jean Coutu Group Long-Term Debt

•                                          Transaction Accelerates Rite Aid’s Growth Strategy, Giving Company Scale Comparable To Its Major Competitors; Expected to be Accretive to Rite Aid Earnings Twelve Months After Closing

•                                          Transforms The Jean Coutu Group’s U.S. Regional Drugstore Investment Into Significant Interest in Major National U.S. Chain

•                                          Rite Aid President and CEO Mary Sammons Will Continue to Lead Company and Also Become Rite Aid Chairman; Michel Coutu, President of The Jean Coutu Group’s U.S. Operations, Will Become Rite Aid Co-Chairman

•                                          All Acquired Stores Will Be Re-branded Rite Aid

Camp Hill, PA and Longueuil, Quebec (August 24, 2006) – Rite Aid Corporation (NYSE, PCX: RAD) and The Jean Coutu Group (PJC) Inc. (TSX: PJC.A) announced today that they have entered into a definitive agreement on a transaction in which its US subsidiary, The Jean Coutu Group (PJC) USA Inc., will be merged into Rite Aid, strengthening Rite Aid’s position as the third largest national drugstore chain in the United States and creating the largest drugstore chain on the East Coast.  The Jean Coutu Group (PJC) USA includes 1,858 drugstores (337 Brooks stores and 1,521 Eckerd stores) and six distribution centers, all located primarily on the East Coast and in the Mid-Atlantic states.  All of the stores will be re-branded Rite Aid and Rite Aid headquarters will remain in Camp Hill, PA.

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Under the transaction, The Jean Coutu Group will receive $1.45 billion in cash, subject to customary working capital adjustments, and 250 million shares of Rite Aid common stock giving it a 32.0% common equity interest and 30.2% of the voting power in the expanded Rite Aid.  Rite Aid also intends to assume $850 million of The Jean Coutu Group’s long-term debt.  Based on Rite Aid’s prior one-month average closing share price, the transaction would be valued at approximately $3.4 billion.  The Jean Coutu Group will continue to independently act as franchisor and distributor for its Canadian network currently consisting of 327 franchised drugstores located in three provinces.

Upon completion of the transaction, which has been approved by the Boards of Directors of both companies, there will be approximately 5,000 Rite Aid stores in 31 states and the District of Columbia, with coverage on both the East and West coasts.  The stores Rite Aid will acquire are located in 18 states, with Rite Aid currently operating in 14 of the states and adding Massachusetts, Rhode Island, South Carolina and North Carolina to its national footprint. The combined fiscal 2006 revenues of Rite Aid and The Jean Coutu Group (PJC) USA were approximately $26.8 billion.

Mary Sammons will continue to lead Rite Aid as President and CEO while also becoming Chairman of the Rite Aid Board of Directors.  Michel Coutu, currently President of The Jean Coutu Group’s U.S. operations, will become Co-Chairman of Rite Aid’s Board and a member of the Board’s Executive Committee.  The Jean Coutu Group will name three other independent members to a 14-person Rite Aid Board, including Francois J. Coutu, Vice Chairman of The Jean Coutu Group, Andre Belzile, Senior Vice President of Finance and Corporate Affairs of The Jean Coutu Group, and Dennis Wood, one of the independent members of The Jean Coutu Group’s Board of Directors.  Robert G. Miller, the current Rite Aid Chairman, will continue to serve as a Director.  Also, Pierre Legault, The Jean Coutu Group’s Executive Vice President who was recently appointed to run its U.S. operations, will become Rite Aid Senior Executive Vice President, Chief Administrative Officer, while Rite Aid’s current senior management team remains in place. As CAO, Mr. Legault will be responsible for finance, information technology and real estate and will be a member of the integration leadership team along with Ms. Sammons, Jim Mastrian, Rite Aid Chief Operating Officer, and Chris Hall, Rite Aid Senior Vice President of Strategic Business Development.

Rite Aid expects the transaction will enable it to achieve significant cost efficiencies in the areas of merchandising, purchasing, advertising and distribution as well as administrative expense.  Net synergies are estimated to be $150 million after the first twelve months following the close, with some net synergies experienced during the first twelve months.  The company said it expects the transaction to be accretive 12 months after the close by $.09 to $.15 per diluted share. The company said it expects the transaction to be dilutive by $.03 to $.07 per diluted share for the first twelve months because of integration and non-recurring expenses associated with the transaction.  The estimate of dilution for the first twelve months does not include a gain or loss on any regulatory-required store dispositions.

Unique Opportunity to Accelerate Rite Aid Growth Strategy

Ms. Sammons said: “We’re very excited about this unique opportunity that dramatically accelerates our growth strategy, particularly in areas where we’ve been focusing our new store development.  The Brooks and Eckerd stores are in good locations with dedicated associates committed to serving their customers and their communities. Adding these stores to our company gives Rite Aid scale comparable to our major drugstore competitors, and we believe this enables us to compete more effectively in a highly competitive business.  We also look forward to bringing the Rite Aid shopping experience to four new states while at the same time, we continue our organic growth program with our very successful “Customer World” store design.

Sammons continued: “Successfully integrating these stores requires a strong infrastructure like the one we have built at Rite Aid, with information systems and a supply chain already capable of supporting a significant increase in the number of stores. We believe the stores will also benefit from our proven front-end merchandising programs, innovative advertising and promotion programs, successful pharmacy marketing initiatives, solid supplier relationships, state-of-the-art technology and strong field structure.  With 70 percent of the acquired stores located in states where we already operate, we expect to leverage our systems, programs, best practices and executive management talent to improve profitability by achieving substantial cost savings and growing sales.  We’ll also capitalize on our leadership team’s expertise in retail mergers and turnarounds and plan to make a significant financial investment to improve the acquired stores. We look forward to working with Brooks and Eckerd associates to effect a smooth transition and create a distinctive health and wellness focused shopping experience second to none.”

Optimizes The Jean Coutu Group’s U.S. Investment

Jean Coutu, Chairman, President and CEO of The Jean Coutu Group, said, “We see this transaction as a unique strategic opportunity to optimize our U.S. presence by transforming our investment in a regional drugstore chain into the leading ownership position in a major national chain with the scale to better compete in the growing U.S. drugstore industry.  The Jean Coutu Group and its four designated Directors, who will be members of Rite Aid’s various Board committees, are proud to be associated with Rite Aid’s management.  We are confident that the team has the skills and experience to leverage its capabilities across a larger network.  At the same time, this transformational event allows us to deleverage our balance sheet, maintain focus on our leading Canadian franchise and should generate significant value for our shareholders.”

Rite Aid recently increased its sales guidance for fiscal 2007, citing positive pharmacy same store sales trends and continuing solid front end same-store sales gains. The company also remains on target with its organic new store development program with plans to open 800 to 1,000 new stores over the next five years.

Rite Aid expects to finance the transaction with a combination of existing excess cash on hand and through a combination of bank borrowings, the issuance of debt securities, the expected assumption of previously issued Jean Coutu Group 8.5% Senior Subordinated Notes in the amount of $850 million, subject to satisfaction of certain conditions, and the issuance of 250 million shares of common stock.  In the event the $850 million Senior Subordinated Notes are not assumed by Rite Aid, the cash paid would increase to $2.3 billion and Rite Aid would issue additional debt securities to fund the increased cash consideration.  A financing commitment has been obtained from Citigroup North America, Inc. and Citigroup Global Markets Inc.

Pro forma financial impact of the transaction on The Jean Coutu Group

The investment by The Jean Coutu Group in Rite Aid will be accounted for using the equity method in future periods. US operations will not be presented as discontinued operations considering the continuing involvement by the company in the business. The estimated proceeds on disposal of $3.4 billion are subject to fluctuation due to changes in the US dollar per Canadian dollar exchange rate and the Rite Aid share price until the transaction closes. Based on Rite Aid’s prior one-month average closing share price of $4.41 and an average exchange rate of 0.8885 US dollars per Canadian dollar, The Jean Coutu Group would have recorded an after-tax loss of approximately $140 million from the transaction.

Closing of the transaction is subject to review under the Hart-Scott-Rodino Act, Rite Aid stockholder approval and other customary closing conditions.  The closing date is dependent on these activities but could be as early as Rite Aid’s fiscal 2007 fourth quarter, which begins December 3, 2006 and ends March 3, 2007, and The Jean Coutu Group’s fiscal 2007 third quarter, which begins on November 26, 2006 and ends February 24, 2007.

The Brooks stores Rite Aid will acquire are located in Maine, Vermont, New Hampshire, Massachusetts, Rhode Island and Connecticut.  The Eckerd stores Rite Aid will acquire are located in New York, Pennsylvania, New Jersey, Maryland, Delaware, Virginia, West Virginia, Tennessee, North Carolina, South Carolina, Georgia and Ohio.  The distribution centers Rite Aid will acquire are located in Atlanta, GA; Charlotte, NC; Philadelphia, PA; Dayville, CT; Syracuse, NY and Bohemia, NY.  The transaction also includes The Jean Coutu Group (PJC) USA’s corporate headquarters in Warwick, Rhode Island.

Financial advisors for Rite Aid are Citigroup Corporate and Investment Banking Inc. and Rothschild Inc.; exclusive financial advisor for The Jean Coutu Group is J.P. Morgan Securities, Inc.

Joint Conference Call Scheduled for 9:30 a.m. Eastern Time Today

Rite Aid and The Jean Coutu Group will host a joint conference call for analysts and the investment community at 9:30 a.m. Eastern Time today, August 24, with remarks on today’s announcement by the management teams of both companies.  The conference call number is 1-877-654-4425 from within the U.S. and Canada or 1-706-679-0005 from outside the U.S. and Canada.  We suggest you dial in 10 to 15 minutes before the call.  The call will be simulcast via the internet and can be accessed through the websites at www.riteaid.com and www.jeancoutu.com in the conference call section of investor information as well as on www.StreetEvents.com and www.ccnmatthews.com.

A telephone replay will be available for 48 hours beginning at 1 p.m. Eastern Time today and ending at 1 p.m. Eastern Time on Saturday, August 26.  To access playback of the call, telephone 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada and enter the seven-digit reservation number 5113848.

A playback of the call will also be available on the internet at www.riteaid.com, www.jeancoutu.com, www.StreetEvents.com and www.ccnmatthews.com starting at 2 p.m. Eastern Time today.  The playback will be available on these sites until 5 p.m. Eastern Time September 25, 2006.

About Rite Aid

Rite Aid Corporation is the third largest national drugstore chain in the U.S. in total revenues and store count with annual revenues of $17.3 billion, 3,319 corporate-owned stores in 27 states and the District of Columbia and 70,500 associates.  Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our long term strategy, our ability to hire and retain pharmacists and other store personnel, the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order, competitive pricing pressures, continued consolidation of the drugstore industry, changes in state or federal legislation or regulations, the outcome of lawsuits and governmental investigations, general economic conditions and inflation, interest rate movements, access to capital, the ability of Rite Aid to consummate the transaction with the Jean Coutu Group and realize the benefits of such transaction and our ability to assume the senior subordinated notes.  Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties.  Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Forward-looking statements can be identified through the use of words such as “may”, “will”, “intend”, “plan”, “project”, “expect”, “anticipate”, “could”, “should”, “would”, “believe”, “estimate”, “contemplate”, and “possible”.

See the 8-K furnished to the Securities and Exchange Commission on June 22, 2006 for definition, purpose and reconciliation of non-GAAP financial measures referred to herein to most comparable GAAP financial measures.

About The Jean Coutu Group

The Jean Coutu Group (PJC) Inc. is the fourth largest drugstore chain in North America and the second largest in both the Eastern United States and Canada.  The company and its combined network of 2,185 corporate and franchised drugstores (under the banners of Brooks and Eckerd Pharmacy, PJC Jean Coutu, PJC Clinique and PJC Sante Beaute) employ more than 61,000 people.

The Jean Coutu Group’s U.S. operations employ 46,000 people and comprise 1,858 corporate owned stores located in 18 states of the Northeastern, mid-Atlantic and Southeastern United States.  The Jean Coutu Group’s Canadian operations and franchised drugstores in its network employ over 15,000 people and comprise 327 PJC Jean Coutu franchised stores in Quebec, New Brunswick and Ontario.  Information about The Jean Coutu Group, including corporate background and press releases, is available through the company’s website at www.jeancoutu.com.

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995. The words “looking forward,” “looking ahead,” “believe(s),” “should,” “may,” “expect(s),” “anticipate(s),” “likely,” “opportunity,” and similar expressions, among others, identify forward-looking statements. Such statements are not guarantees of the future performance of The Jean Coutu Group (PJC) Inc. or its segments, and involve known and unknown risks and uncertainties that may cause the outlook, the actual results or performance of the company or of its reportable segments to be materially different from any future results or performance expressed or implied by such statements depending on, among others, such factors as changes in the regulatory environment as it relates to the sale of prescription drugs, competition, exposure to interest rate fluctuations, foreign currency risks, certain property and casualty risks, the ability to attract and retain pharmacists, risks in connection with third party service providers, seasonality risks, changes in federal, provincial and state laws, rules and regulations relating to the company’s business and environmental matters, changes in tax regulations and accounting pronouncements, the success of the company’s business model, supplier and brand reputations, and the accuracy of management’s assumptions. This list is not exhaustive of the factors that may affect any of the company’s forward-looking statements. For further information, readers are referred to the section on Risks and uncertainties contained in the company’s MD&A as well as in other filings. The company disclaims any intention or obligation to update or revise any forward-looking information contained in its communications, whether as a result of new information, future events or otherwise.

This press release also contains certain non-GAAP financial measures. Such information is reconciled to the most directly comparable financial measures, as set forth in the company’s Management Discussion and Analysis, included in its most recent Annual Report.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Rite Aid intends to file with the Securities and Exchange Commission a proxy statement in connection with the proposed transaction.  The proxy statement will be mailed to the stockholders of Rite Aid.  STOCKHOLDERS OF RITE AID ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such proxy statement (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission’s website (http://www.sec.gov) or by contacting our Secretary, Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011.

PARTICIPANTS IN THE SOLICITATION

Rite Aid and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. The participants in such solicitation may include Rite Aid’s executive officers and directors.  Further information regarding persons who may be deemed participants will be available in Rite Aid’s proxy statement to be filed with the Securities and Exchange Commission in connection with the transaction.

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